                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made as of February 3, 1997, between FOX KIDS WORLDWIDE L.L.C. ("FKW"), and STACY LIFTON ("Employee").

     In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. TERM OF EMPLOYMENT. Employee's employment hereunder begins on February 3, 1997, and will continue through February 2, 1998 ("Initial Term").

          a. Option to Continue Term. FKW will have the irrevocable option to continue the term of Employee's employment hereunder for one additional, consecutive year ("Extended Term") by delivering written notice to Employee at least 30 days before the last day of the Initial Term.

          b. Post-Term Continuation of Employment and "Employment Period." Employee's continued employment with FKW after the expiration of the Initial Term and, as applicable, the Extended Term, will be on an "at-will" basis and will otherwise be in accordance with the provisions of our then-existing policies applicable to other comparable executives we employ on an at-will basis. The actual period of time that Employee remains in FKW's employ pursuant to this contract is the "Employment Period."

     2.   TITLE; DUTIES; RESPONSIBILITIES; REPORTING.

          a. Title; Duties. Employee will be employed as Director, Business Affairs. Employee's duties shall be those customarily rendered by persons similarly employed in the television industry. Employee agrees to take such trips both within and outside the United States as FKW determines to be desirable.

          b. Responsibilities. In view of the significant responsibilities imposed on Employee hereunder, Employee agrees that at all times during the Employment Period. Employee will use Employee's best efforts to further FKW's business objectives and perform such additional services as may be reasonably requested from time to time. Employee shall devote all of Employee's business time and efforts to the performance of Employee's duties hereunder and will comply with all policies, orders and directives as may be issued from time to time. Employee's employment is full time, and Employee shall not engage in any other business or employment.

          c. Appointment as Director or Officer. If Employee is elected member of the Board of Directors or to any other office of FKW, its parent(s), or any of its affiliates, Employee agrees to serve in such capacity or capacities without additional compensation.

          d. Reporting. Employee shall report to the senior vice president of business affairs of Fox Kids Worldwide ("FKW"), or to the person or persons we designate from time to time.

     3.   COMPENSATION.

          a. Salary. If Employee is not in breach of any term of this Agreement and subject to all customary withholdings and other deductions as may be required by applicable laws, FKW will pay Employee a gross annual salary, exclusive of benefits and bonuses, during the Employment Period, paid in equal installments on FKW's regular payday, of:

              (1) Ninety Five Thousand Dollars ($95,000) for the first year of the Employment Period; and,

              (2) If FKW extends the Employment Period as set forth in paragraph 1.a. hereof, Ninety-nine Thousand Seven Hundred Fifty Dollars ($102,000) for the second year of the Employment Period.

          b. Benefits. During the Employment Period, Employee will be entitled to participate in all employee benefit plans offered by FKW. Such benefits shall become available in accordance with FKW's customary policies, which benefits are subject to change at any time at FKW's sole and exclusive discretion. Employee shall be entitled to reasonable periods of paid vacation during the Employment Period, the length and timing of which shall be subject to Employee's direct supervisor's prior written approval in each instance.

     4. EXPENSES; TRAVEL. Employee will be entitled to reimbursement during the Employment Period for travel and other out-of-pocket expenses reasonably or necessarily incurred in the performance of Employee's duties hereunder in accordance with FKW's regular practices and procedures. Employee shall be entitled to business class air transportation (if available) on FKW-authorized business trips of four hours or longer.

     5.   TERMINATION

          a. Termination for Cause. Notwithstanding anything in this Agreement to the contrary, FKW may immediately terminate Employee's employment if: (i) Employee is convicted of or pleads guilty or nolo contendere to any felony; (ii) Employee embezzles any FKW funds or assets; (iii) Employee becomes physically or mentally disabled and, as such, has utilized any and all benefits available to Employee pursuant to state and federal family and medical leave laws and is either (a) unable to reasonably and effectively carry out Employee's duties with reasonable accommodations by FKW, or (b) unable to reasonably and effectively carry out Employee's duties because any reasonable accommodations which may be required would cause FKW undue hardship; or (iv) Employee fails or refuses to perform Employee's reasonable and customary duties hereunder, fails to comply with any lawful order or directive of Employee's superiors, violates any of FKW's policies (such as FKW's nonharassment policy and Conflict of Interest Statement) which if violated would expose FKW to civil and/or criminal liability, or materially breaches any of the promises, covenants, obligations, representations, or warranties made or imposed upon Employee as set forth in this Agreement. If FKW terminates the Employment Period pursuant to this paragraph 5.a. and subsequently is adjudicated to have improperly terminated the Employment Period, Employee's right to any accrued and unpaid amounts owed to Employee will constitute Employee's sole and exclusive remedy regarding Employee's termination, and, to the maximum extent permitted by law, Employee irrevocably waives the right to claim any other damages or compensation of any nature whatsoever by reason of Employee's termination.

          b. Termination by Reason of Death. Notwithstanding anything set forth herein to the contrary, the Employment Period will automatically terminate upon Employee's death, and Employee's estate shall be entitled to any accrued and unpaid amounts owing to Employee pursuant to paragraph 3a and 3)b hereof as of the effective date of termination.

     6. EMPLOYEE REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to FKW as follows:

          a. Authority. Employee has all necessary right, power, and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Employee is under no legal or other disability which would make this Agreement void or voidable.

          b. No Pending Litigation. There are no actions, suits, or proceedings pending or, to the best of Employee's knowledge, threatened against or affecting Employee before any court or administrative law office or agency which may materially and adversely affect Employee's ability to perform Employee's duties pursuant to this Agreement.

          c. No Promises Not Expressly Contained Herein. No person acting or purporting to act on behalf of FKW has made any promise not expressly set forth in this Agreement to Employee as an inducement to Employee to accept employment hereunder.

          d. Binding Agreement. This Agreement has been duly signed and delivered to FKW by Employee, and is a legal, valid, and binding obligation of Employee, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement constitutes a breach of any contract or any obligation to which Employee is a party and Employee is under no contractual or restriction or limitation which is inconsistent with the execution and delivery of this Agreement, with the performance of Employee's obligations hereunder or with FKW's rights hereunder.

     7. COMPETITION. Employee represents and warrants that Employee will not at any time during the Employment Period, directly or indirectly participate or engage in any business, or organize any business or venture, which is competitive with or similar to the business of FKW, its parent, or any subsidiary or affiliate of FKW or its parent by becoming an owner, officer, director, shareholder, partner, associate, employer, or agent with respect to any such business or venture. The foregoing does not prohibit your ownership of less than one percent (1%) of the outstanding common stock of any corporation whose shares are publicly traded.

     8. CONFIDENTIALITY. Unless expressly authorized by FKW, Employee shall not, at any time during or after the Employment Period, directly or indirectly disclose to any third party, or authorize any third party to use, any confidential or proprietary information relating to FKW's business or that of its parent(s), including without limitation, its or their ownership, all sources of financing or proposed financing, all methods of production, all details concerning the methods by which FKW or its parent(s) operates its or their business, all plans for future development, and all other information regarding FKW or its parent(s) not readily available to the public. At the termination of the Employment Period, Employee agrees to deliver to FKW all confidential information relating to FKN or its parent(s) in Employee's possession, including, without limitation, all discs, materials, equipment and any other document, medium, property, reproduction or other item belonging to (or containing information belonging to) FKW, its parent(s), or its or their successors or assigns, and will not retain any copies of such items.

     9. NO SOLICITATION. Employee shall not, at any time during the Employment Period or within one (1) year after termination of employment hereunder, regardless of the reason for the termination, directly or indirectly solicit any employee of FKW, its parent(s), or any subsidiary or affiliate of FKW or its parent (s), to leave its employ or join the employ of or render services to any other person, firm, or corporation.

     10. UNIQUE SERVICES; INJUNCTIVE RELIEF. The services to be furnished by Employee hereunder and the rights and privileges granted to FKW by Employee are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and a breach by Employee of any of the provisions contained herein will cause FKW irreparable injury and damage. Accordingly, to prevent any such breach or threatened breach, and in addition to any other relief to which FKW may otherwise be entitled, FKW will be entitled to immediate temporary, preliminary, and permanent injunctive relief through appropriate legal proceedings in any court with jurisdiction, without proof of actual damages that have been incurred or may be incurred by FKW with respect to such breach or threatened breach. Employee expressly agrees that FKW will not be required to post any bond or other security as a condition to obtaining any injunctive relief pursuant to this Section 10 and Employee expressly waives any right to the contrary.

     11. NOTICES. All notices, requests, demands, or other communication (collectively "Notice") given to any party pursuant to this Agreement will not be effective unless given in writing to the parties at their respective addresses as set forth below:

          If to FKW, at:                     5746 Sunset Blvd., 6th Floor
                                             Los Angeles, CA 90028
                                             Attention: Margaret Loesch

          If to Employee, at:                832 Euclid St., #105
                                             Santa Monica, CA 90403

     Notice will be deemed duly given (i) when delivered personally or when actually delivered by telegram or courier, or (ii) if mailed, seventy-two (72) hours after deposit in the United Stated mail, certified mail, postage prepaid, or (iii) sent by facsimile one business day after the facsimile is properly sent, provided that a copy of the notice is concurrently sent to the intended recipient by United States mail, certified mail, postage prepaid. The addresses of the parties for the purposes of providing Notice pursuant to this Section may be changed from time-to-time, by Notice to the other party duly given in the foregoing manner.

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

     12. CONFLICT OF INTEREST. Employee acknowledges receipt of and agrees to adhere at all times during the Term to the provisions of FKW's Conflict of Interest Statement.

     13. RELATIONSHIP OF PARTIES; RESULTS AND PROCEEDS; NAME AND LIKENESS. Employee acknowledges that the relationship between the parties hereto is exclusively that of employer and employee and that FKW's obligations to Employee are exclusively contractual in nature. FKW shall be the sole owner of all the results and proceeds of Employee's services hereunder, including, but not limited to, all ideas, concepts, formats, suggestions, developments, arrangements, designs, packages, programs, promotions, and other intellectual properties which Employee may create in connection with and during the Term of employment hereunder, free and clear of any claims by Employee (or anyone claiming under you) or any kind or character whatsoever (other than Employee's right to compensation hereunder). Employee shall execute such assignments, certificates, or other instruments as the FKW may deem necessary or desirable from time to time to evidence, establish, maintain, perfect, protect, enforce or defend its right, title, and interest in or to any such properties. FKW shall have the right to use your name, biography, and likeness in connection with its business, including advertising its products and services, and may grant this right to others, but not for use as a direct endorsement.

     14. AMENDMENT; WAIVER. This Agreement may be amended, supplemented, modified, or rescinded only through an express written instrument signed both by FKW's President and by Employee. Each party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver will constitute a further or continuing waiver of any proceeding or succeeding breach of the same or any other provision. Employee may not assign any obligation or right of Employee hereunder. The consent by one party to any act for which, such consent was required will not be deemed to imply consent, or a waiver of the necessity of obtaining such consent, for the same or similar acts in the future.

     15. ASSIGNABILITY. This Agreement is personal to Employee and, therefore, Employee's rights and obligations hereunder cannot be assigned. FKW shall have the right to assign this Agreement, in whole or in part, for all or a portion of the Employment Period, to any third party that agrees to assume FKW`s obligations hereunder.

     16. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision hereof is determined invalid or unenforceable for any reason, such unenforceability or invalidity will not effect the enforceability or validity of the remainder of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

     18. INTERPRETATION. The language and all parts of this Agreement will in all cases be construed simply according to its fair meaning and not strictly for or against any party. Wherever the context requires, all words used in the singular will be construed to have been used in the plural and vice versa, and each gender will include the other gender. The captions of the sections of this Agreement are for convenience only and will not effect the construction or interpretation of any of the provisions herein. This Agreement will be governed by the laws of the State of California applicable to agreements executed and fully performed in California, regardless of where actually executed or performed.

     19. ENTIRE AGREEMENT. This Agreement contains the entire and complete understanding between the parties concerning this subject matter and all representations, agreements, arrangements or understandings between or among the parties, whether oral or written have been fully and completely merged herein and are superseded hereby.

     20. SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legacies, legal representatives, personal representatives, successors, and permitted assigns.

     IN WITNESS HEREOF, the parties have entered into this Agreement as of the date set forth above.

                                          FOX KIDS WORLDWIDE L.L.C.


                                          By:  /s/ Mel Woods
                                              ----------------------------------
                                                 MEL WOODS

                                          Its:

 /s/ Stacy Lifton
------------------------------
 STACY LIFTON

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This agreement, date as of January 1, 1998, shall serve as an amendment to the Employment Agreement dated as of February 3, 1997 between Fox Kids Worldwide, L.L.C. ("FKW") and Stacy Lifton ("Employee") ("the Agreement").

     The parties agree as follows:

     1. Fox Kids Worldwide, L.L.C. shall be replaced throughout the Agreement with Fox Kids Worldwide, Inc.

     2.   A new paragraph c shall be added to the Agreement as follows:

          c. Second Option To Continue Term. Employee acknowledges that FKW has exercised its option to continue Employee's term under paragraph l.a. of the Agreement, and that the Extended Term shall commence January 1, 1998 and expire December 31, 1998. FKW shall have the irrevocable option to continue the term of Employee's employment for the period January 1, 1999 through December 31, 1999 ("Second Extended Term") by delivering written notice to Employee by no later than October 1, 1998.

     3. Paragraph 2.a of the Agreement shall be revised to reflect that Employee will be employed as Vice President, Business and Legal Affairs.

     4. Paragraph 3.a.2 of the Agreement shall be amended to reflect that Employee's salary during the extended Term (which commences January 1, 1998 and expires December 31, 1998) shall be One Hundred Twenty Five Thousand Dollars ($125,000).

     5.   A new paragraph 3a.3 shall be added to the Agreement as follows:

          3.a.3. If FKW extends the Employment period as set forth is paragraph 1.c hereof, Employee's salary for the Second Extended Term shall be One Hundred Forty Thousand Dollars ($140,000).

     6.   A new paragraph __c shall be added to the Agreement as follows:

          c. Stock Option. During the Employment Period, to the extent that FKW establishes a stock option plan which covers FKW's executives generally, Employee shall be entitled to participate in such plan pursuant to the terms thereof.

     7. The address for notice to FKW at paragraph 11 of the Agreement shall be amended as follows:

          If to FKW, at                           10960 Wilshire Boulevard
                                                  Los Angeles, CA 90024
                                                  Attn: Donna Cunningham

     All terms not amended herein shall remain in full force and effect.

AGREED AND ACCEPTED:

FOX KIDS WORLDWIDE, INC. ("FKW")         STACY LIFTON ("Employee")


BY:   /s/ Donna Cunningham                 /s/ Stacy Lifton
    ---------------------------          ----------------------------------
       Donna Cunningham                     Stacy Lifton

ITS:   Sr. V.P.
    ---------------------------

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This agreement, dated as of September 9, 1998, shall serve as an amendment to the Employment Agreement dated as of February 3, 1997 as amended as of January 1, 1998 between Fox Kids Worldwide, L.L.C. ("FKW") and Stacy Lifton ("Employee") ("the Agreement").

     The parties agree as follows:

     1. Fox Kids Worldwide L.L.C. shall be replaced throughout the agreement with Fox Family Worldwide, Inc. ("FFW").

     2. Paragraph 3.a.2 of this Agreement shall be amended to reflect that Employee's salary commencing September 1, 1998 shall be increased to One Hundred Forty Thousand Dollars ($140,000) a year.

     3.   Paragraph 3.a.3 of the Agreement shall be amended to read as follows:

          3.a.3 If FKW extend the Employment period as set forth in paragraph 2c hereof, Employee's salary for the Second Extended Term shall be One Hundred Fifty Five Thousand Dollars($155,000).

     All terms not amended herein shall remain in full force and effect.


     AGREED AND ACCEPTED:

     FOX FAMILY WORLDWIDE, INC. ("FKW")            STACY LIFTON ("Employee")


     BY: /s/ Donna Cunningham                       /s/ Stacy Lifton
        ------------------------------             ----------------------------
          Donna Cunningham                           Stacy Lifton

     ITS: Sr. V.P.
          ----------------------------

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------

     This Amendment dated as of May 24, 1999 shall serve as an amendment to the Employment Agreement dated as of February 3, 1997 between FOX KIDS WORLDWIDE, LLC. and STACY LIFTON ("Employee") as amended.) January 1, 1998 and September 9, 1998 (the "Agreement") as follows:

     1) Fox Family Worldwide Inc. shall be replaced throughout the Agreement with Fox Family Management, LLC. ("FFM").

     2) This Amendment shall take effect on May 25, 1999 and shall be deemed to replace paragraphs 1 and 1 (a) of the Agreement in their entirety. The following constitutes the language of the new paragraph 1:

          1.  Term.  The term of this Amendment shall commence on May 25, 1999
              ----
and terminate on December 31, 2001 FFM shall have the irrevocable option to continue the term of Employee's employment through December 31, 2002 by delivering written notice to Employee by no later than October 1, 2001.

     3) Paragraph 2(a) of the Agreement shall be revised to reflect that Employee will be employed as Senior Vice President, Business and Legal Affairs effective December 31, 1999.

     4) Paragraph 3 (a) of the Agreement shall be amended by adding new paragraphs 3(a)(3), (4) and (5) as follows:

          3(a)(3)    One Hundred Eighty-Five Thousand Dollars ($185,000) from
January 1, 2000 through December 31, 2000.

          (4) Two Hundred Five Thousand Dollars ($205,000) from January 1, 2001 through December 31, 2001.

          (5) If FFM extends fix term as set forth in paragraph 2 of this Amendment, Two Hundred Twenty Thousand Dollars ($220,000).

     5) Paragraph 4 of the Agreement shall be amended by adding a new grammatical paragraph which shall read as follows:

          "The Company will reimburse Employee for the installation of a facsimile machine (to be furnished by Company) in her home and will reimburse her for all business transmissions made from such facsimile machine as well as all business calls made from Employee's cell phone."

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

     All terms not amended herein shall remain in full force and effect.


     AGREED AND ACCEPTED:


     FOX FAMILY MANAGEMENT, LLC

     By:  /s/ Jack Samuels                   By: /s/ Stacy Lifton
        -----------------------                 --------------------------
              Jack Samuels                       STACY LIFTON ("EMPLOYEE")

     Its: Authorized Signatory
          ---------------------

                   FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment dated as of June 4, 2000 shall serve as an amendment to the Employment Agreement dated as of February 3, 1997 between FOX KIDS WORLDWIDE, L.L.C and STACY LIFTON ("Employee") as amended January 1, 1998, September 9, 1998 and May 24, 1999.

     1. Paragraph 3(a) of the Agreement shall be amended by amending paragraphs 3(a)(3) (4) and (5) as follows:

          "(3)(a)(3) One Hundred Eighty Five Thousand Dollars ($185,000) from January 1, 2000 through June 5, 2000 and $205, 000 thereafter through December 21, 2000.

          (4) Two Hundred Twenty Five Thousand Dollars ($225,000) for the period January 1, 2001 through December 31, 2001.

          (5) If FFM extends the term through December 31, 2002 Two Hundred Forty Five Thousand Dollars ($245,000) for the period January 1, 2002 through December 31, 2002."

     All terms not amended therein shall remain in full force and effect.

     AGREED AND ACCEPTED:

     FOX FAMILY MANAGEMENT, L.L.C.

     By:  /s/ Jack Samuels                     By: /s/ Stacy Lifton
         ------------------------                 --------------------------
              Jack Samuels                         STACY LIFTON ("Employee")

     Its: Authorized Signatory
          -----------------------

                    FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment dated as of June 19, 2000 shall serve as an amendment to the Employment Agreement dated as of February 3,1997 between FOX KIDS WORLDWIDE, L.L.C and STACY LIFTON ("Employee") as amended January 1, 1998, September 9, 1998, May 24, 1999 and June 4, 2000 ("the Agreement") as follows:

     1. This Amendment, shall take effect on June 19, 2000 and shall be deemed to replace paragraphs 1 and 1 (a) of the Agreement in their entirety. The following constitutes the language of the new paragraph 1:

          1.   Term.  The term of this Amendment shall commence on June 19, 2000
               ----
and terminate on December 31, 2002.

     2. Paragraph 3(a) of this Agreement shall be amended by deleting paragraphs 3(a)(3), (4) and (5) in their entirety and replaced by the following:

          (3)(a)(3) A gross annual salary of Two Hundred Twenty Five Thousand Dollars ($225,000) from June 19 2000 through December 31, 2000.

          (4) A gross annual salary of Two Hundred Forty Five Thousand Dollars ($245,000) from January 1, 2001 through December 31, 2001.

          (5) A gross annual salary of Two Hundred Sixty Five Thousand Dollars ($265,000) from January 1, 2002 through December 31, 2002.

          (6) In addition thereto, commencing June 19, 2000 you shall be entitled to receive a gross monthly salary of fifteen thousand dollars ($15,000) for each month that you act as interim head of Business and Legal Affairs.

     All terms not amended herein shall remain in full force and effect.

      AGREED AND ACCEPTED:


      FOX KIDS WORLDWIDE, INC. ("FKW")

      By: /s/ Jack Samuels                        /s/ Stacy Lifton
         ---------------------------              -------------------------
              Jack Samuels                        STACY LIFTON ("Employee")

      Its: Authorized Signatory
          --------------------------

                                   AMENDMENT

     This sixth amendment dated as of May 16, 2001 is to that certain contract between FOX FAMILY MANAGEMENT, LLC, successor in interest to FOX KIDS WORLDWIDE, LLC, "we," "us" and "our") and STACY LIFTON ("you" and "your") dated as of February 3, 1997, as previously amended, January 1, 1998, September 9, 1998, May 24, 1999, June 4, 2000 and June 19, 2000, (the "Contract").

     1. A new paragraph shall be added at the end of paragraph 1 which shall read as follows:

          "In the event we do not intend to renew your Contract, we shall give you notice no later than July 1, 2002." "You shall be headquartered in Los Angeles, California and shall not be required to relocate to another city without your prior written consent which may be withheld for any reason or no reason."

     2. Paragraph "2a" of the Contract will be deleted in its entirety and shall be replaced with the following:

          "a. Title.  We are employing you, and you agree to serve as head of
              -----
          the Business and Legal Affairs Department with the title of Senior Vice President,"

     3. Paragraphs "3(a)(4)", "3(a)(5)" and "3(a)(6)" are deleted in their entirety and replaced with the following:

          "(4) A gross annual salary of Four Hundred and Twenty Five Thousand Dollars ($425,000) from July 1, 2001 through December 31, 2001.

          (5)   A gross annual salary of Four Hundred Forty Five Thousand
          Dollars

          ($445,000) from January 1, 2002 through December 31, 2002."

     Except as set forth above, all of the terms of the Contract shall remain unchanged and in full force and effect.

     IN WITNESS THEREOF, you and we have entered into this amendment to the Contract as of the dates as set forth above.

                                                      FOX FAMILY MANAGEMENT, LLC

     By: /s/ Stacy Lifton                             By: /s/ Jack D. Samuels
         -----------------------                          ---------------------
         STACY D. LIFTON                                  JACK D. SAMUELS

                                                      Its: Authorized Signatory